Exhibit 10.2

AGREEMENT

This Agreement, entered into this 1st day of April, 1981, by and between LSB Industries, Inc., a corporation organized and existing under laws of the State of Delaware (hereinafter called the “Company”), and                      (hereinafter called the “Employee”).

W I T N E S S E T H:

WHEREAS, the Employee has been employed by the Company or a wholly owned subsidiary of the Company for a number of years in an executive capacity and has discharged his duties in a capable and efficient manner, and by reason thereof the Employee’s experience and knowledge is of value to the Company; and

WHEREAS, the Company believes that it is in its interest to provide to the Employee the following death benefit, subject to the terms hereof.

NOW THEREFORE, in consideration of the premises and covenants and agreements herein set forth, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. If the Employee should die while in the employment of the Company or a wholly owned subsidiary of the Company, then, subject to the terms of this Agreement, the Company agrees to pay a death benefit in the sum of $             a month for a period

of one hundred twenty (120) consecutive months to the Employee’s designated beneficiary set forth in paragraph 2 hereof, with the first monthly payment commencing on the first day of the fourth month following the Employee’s death.

2. The Employee hereby designates as his Primary and Secondary Beneficiary, including address of such, under this Agreement, the following:

a.	Primary Beneficiary:

________________________________

________________________________

________________________________

b.	Secondary Beneficiary:

________________________________

________________________________

________________________________

The monthly benefit under this Agreement shall be payable to the Primary Beneficiary, except if: (i) the Primary Beneficiary does not survive the Employee, then such monthly benefit shall be paid to the Secondary Beneficiary in the manner designated above or (ii) if the Primary Beneficiary shall die before the total of such monthly payments are made, then upon the death of the Primary Beneficiary such monthly payment shall be paid to the Secondary Beneficiary in the manner designated above until the total of such monthly payments are made. The only person or persons entitled to receive benefits under this

Agreement are those designated as the Primary or Secondary Beneficiary in this paragraph 2 hereof. If such person or persons designated by the Employee as the Primary Beneficiary and Secondary Beneficiary are not surviving on the date of the Employee’s death, then no benefits or payments shall be payable under this Agreement and this Agreement shall be null and void. If both the Primary Beneficiary and Secondary Beneficiary should die before the total of such payments hereunder are made, then such monthly payment hereunder shall cease upon the death of both the Primary Beneficiary and Secondary Beneficiary and the Company shall have no further obligation or liability under this Agreement.

3. The Company reserves the right to and may discharge the Employee for any reason, with or without cause, in the Company’s sole discretion; and upon such termination, it is expressly understood and agreed that this Agreement shall become null and void and the Company is under no obligation to pay any benefits whatsoever under this Agreement. Nothing in this Agreement shall be deemed to constitute a contract for services between the Employee and the Company, and any changes in the rate of compensation or remuneration paid to the Employee by the Company shall not be deemed a violation or waiver of any of the provisions of this Agreement.

4. Should the Employee, at any time, terminate his employment or involuntarily terminates his employment, for any reason, with the Company or the Company’s wholly owned subsidiary prior to his death, it is expressly understood and agreed that this Agreement shall become null and void upon such termination of employment and the Company is under no obligation to pay any benefits whatsoever pursuant to this Agreement.

5. The parties hereto acknowledge that the Company may purchase life insurance on the life of the Employee to provide a source of funds for its obligations under this Agreement. If for any reason the Employee dies by suicide within two (2) years from the issue date of said life insurance or the statements made by the Employee in the Company’s application for such insurance are fraudulent, then this Agreement shall be null and void and the Company will have no liability or obligation hereunder.

Should the Company acquire the life insurance contract as set forth above in order to fund the Company’s obligations hereunder, it is expressly understood and agreed that the Employee shall not have any right with respect to, or claim against, such contract. Such life insurance contract shall be an asset of the Company, subject to the claims of the Company’s creditors, and may be cancelled by the Company at any time.

Such life insurance contract shall not be held under any trust for the benefit of the Employee; and in the event such purchase is made by the Company of the life insurance contract, the Employee shall have no right of ownership or any other right of benefit with respect to such contract. The beneficiaries designated by the Employee under this Agreement shall be required to look to the provisions of this Agreement and the Company itself for enforcement of any and all benefits due under this Agreement. The Company shall be designated owner and beneficiary of such life insurance contract.

6. Beyond the initial rights to designate the Primary and Secondary Beneficiaries under this Agreement, the Employee shall thereafter have no rights whatsoever in this Agreement. The Employee under no circumstances shall have any right to alter, amend, revoke, or terminate this Agreement, and the Employee shall not have any rights to change the beneficiary designated under this Agreement. The Employee shall not have any rights to affect the possession of, or enjoyment of benefits under this Agreement.

7. It is agreed that no beneficiary designated by the Employee hereunder shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

8(a). This Agreement may be modified or amended by the Company in writing at any time; however, the Employee shall have no right of amendment or any right to object to any amendment by the Employer.

(b). This Agreement may be terminated by the Company at any time and for any reason prior to the death of the Employee by giving written notice to the Employee stating when such termination shall be effective. Upon termination of this Agreement by the Company for any reason, this Agreement shall become null and void without any liability or obligation on the part of the Company under this Agreement.

9. For the purpose of this Agreement, the term “wholly-owned subsidiary of the Company” means an entity in which the Company owns 100% of all the outstanding shares, Common and Preferred, of such entity.

10. This Agreement shall be construed under the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be signed and attested to by their duly authorized representatives on the date and year first above written.

LSB INDUSTRIES, INC.

By:

Employee

7